CHIEF EXECUTIVE OFFICER CONSULTING AGREEMENT

     THIS AGREEMENT (the “Agreement”) is made and entered into this 12th day of June, 2009, by and between Anavex Life Sciences Corp., a Nevada corporation (the "Company"), and Herve de Kergrohen (hereinafter the “Executive”).

W I T N E S S E T H:

     WHEREAS, Executive and the Company deem it to be in their respective best interests to enter into an agreement providing for the Company to retain the services of Executive pursuant to the terms herein stated;

     NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, it is hereby agreed as follows:

1. Effective Date. This Agreement shall be effective as of the 12th day of June, 2009, which date shall be referred to herein as the "Effective Date".

2. Position and Duties.

     (a) The Company hereby retains Executive as its Chief Executive Officer commencing as of the Effective Date for the "Term of Agreement" (as herein defined below). In this capacity, Executive shall (i) devote necessary business time required to perform the services, (ii) devote his best efforts, skill, and energies to promote and advance the business and/or interests of the Company, and (iii) perform faithfully the duties assigned to him according to certain objectives to be decided by the Executive and the Board. In addition, Executive will sit as a member on the Company Board of Directors.

     (b) The Executive will carry out his duties centrally from Geneva, Switzerland.

     (c) The Executive shall provide in writing a Monthly Update Progress Report to the Board of Directors.

3. Compensation.

     (a) Consulting Fees. The Company shall pay to Executive during the Term of Agreement, a consulting fee at the rate CHF35,000 per month.

Such fees shall be payable monthly and in accordance with the Company's normal payroll procedures. (Executive's monthly fees, as set forth above or as it may be increased from time to time as set forth herein, shall be referred to hereinafter as "Base Fee").

     (b) Incentive Bonus. The Company will pay to the Executive a CHF100,000 bonus on the annual anniversary of the term of the Agreement.

     (c) Stock Options. The Company shall grant to the Executive stock 700,000 common share purchase options pursuant to the terms of Schedule 1 as attached. Exercise price of options will be set at $2.25.

     (d) Pay the Executive a 4% finders bonus on up to the first $100 million and a 2% finders bonus on any amounts that exceed $100 million of any funding (joint-venture, licensing, and/or drug development funding) or trade sale secured from non-investment banking enterprises as a direct result of introduction and closing by the Executive. Payment due upon receipt of cash milestone payments to the Company.

4. Benefits during the Term of Agreement.

     (a) The Company shall reimburse Executive for reasonable business expenses incurred in performing Executive's duties and promoting the business of the Company, including, but not limited to, travel and lodging expenses, following presentation of documentation in accordance with the Company's business expense reimbursement policies.

5. Term of Agreement.

As used herein, the phrase "Term of Agreement" shall mean the period commencing on the Effective Date and ending on the same date two (2) years later; provided, however, that as of the expiration date of each of (i) the initial Term of Agreement and (ii) if applicable, any Renewal Period (as defined below), the Term of Agreement shall automatically be extended for a two (2) year period (each a "Renewal Period") unless either the Company or Executive provides Two (2) months' notice to the contrary. Notwithstanding the foregoing, the Term of Agreement shall expire on the first to occur of the following:

6. Termination.

     6.1 The Company shall have the right to terminate this Agreement hereunder with or without cause by giving Employee 60 days prior written notice to that effect. Any such termination of employment shall be effective on the date specified in such notice. For the purpose of this Agreement, “for cause” shall mean (i) commission of a willful act of dishonesty in the course of Employee’s duties hereunder, (ii) conviction by a court of competent jurisdiction of a criminal offense or a crime constituting a felony or conviction in respect of any act involving fraud, dishonesty or moral turpitude resulting in Company’s detriment or reflecting upon Company’s integrity (other than traffic infractions or similar minor offenses), (iii) a material breach by Executive of the terms of this Agreement or the Company’s Code of Conduct, as such may be amended from time to time.

     6.2 The Executive shall have the right to terminate this Agreement hereunder for Good Reason. Any such termination should entitle the Executive to the termination package of the termination by the Company without cause as below. Good Reason means the assignment to Executive of duties inconsistent in any material respect with the position of CEO of the Company (including status, office, title and reporting relationship), a material breach of this Agreement by the Company, any other action by the Company which results in a material diminution in Executive position, authority, duties, or responsibilities to the Company or a requirement that the Executive relocate his business or residence (as a result of a move of the companys’ principal offices) to a new location that is more than 50 miles from Executive home residence, a merger, sale of all or substantially all of the assets, or change of shareholder control of the Company.

7. Consideration. In the event of 6.1 (termination for cause) as above any vested options not exercised shall become void and of no further effect. All non-vested options at the time of termination or death shall become immediately void and of no further effect. In the event of 6.1 (termination without cause) as above the Executive is entitled to a lump sum payment equal to two months base fee if termination occurs before the Contemplated Financing and entitled to four months base fee as well as the pro rated amount of Incentive Bonus earned if terminated after the Contemplated Financing.

8. Intellectual Property. During the term of this Agreement, Executive shall disclose immediately to Company all ideas and inventions that he makes, conceives, discovers or develops during the course of consulting with Company, including but not limited to any inventions, modifications, discoveries, developments, improvements, trademarks, computer programs, processes, products or procedures (collectively “Work Product”) that: (i) relates to the business of Company; or (ii) results from tasks assigned to Executive by Company; or (iii) results from the use of the premises or property (whether tangible or intangible) owned, leased or contracted for or by Company. Executive agrees that any Work Product shall be the sole and exclusive property of Company without the payment of any royalty or other consideration except for the compensation paid to Executive hereunder. Executive agrees that during the term of this Agreement and thereafter, upon the request of Company and at its expense, he shall execute and deliver any and all applications, assignments and other instruments which Company shall deem necessary or advisable to transfer to and vest in Company entire right, title and interest in and to all such ideas, inventions, trademarks or other developments and to apply for and to obtain patents or copyrights for any such patentable or copyrightable ideas, inventions, trademarks and other developments.

9. Non-Disclosure of Information. Executive acknowledges that by virtue of his position he will be privy to Company’s confidential information and trade secrets, as they may exist from time to time, and that such confidential information and trade secrets may constitute valuable, special, and unique assets of Company (hereinafter collectively “Confidential Information”). Accordingly, Executive shall not, during the Term and for a period of one (1) year thereafter, intentionally disclose all or any part of the Confidential Information to any person, firm, corporation, association or any other entity for any reason or purpose whatsoever, nor shall Executive and any other person by, through or with Executive, during the term and for a period of one (1) year thereafter, intentionally make use of any of the Confidential Information for any purpose or for the benefit of any other person or entity, other than Company, under any circumstances.

10. Return of Company Documents:

In the event Executive leaves the Company for whatever reason, Executive agrees to deliver to Company any and all material containing or disclosing any Company Inventions, third Party Information or Confidential Information of Company.

11. Miscellaneous.

     This Agreement shall also be subject to the following miscellaneous considerations:

     (a) Executive and the Company each represent and warrant to the other that he or it has the authorization, power and right to deliver, execute, and fully perform his or its obligations under this Agreement in accordance with its terms.

     (b) This Agreement (including attached Schedule 1) contains a complete statement of all the arrangements between the parties with respect to Executive's engagement by the Company, this Agreement supersedes all prior and existing negotiations and agreements between the parties concerning Executive's status and this Agreement can only be changed or modified pursuant to a written instrument duly executed by each of the parties hereto.

     (c) If any provision of this Agreement or any portion thereof is declared invalid, illegal, or incapable of being enforced by any court of competent jurisdiction, the remainder of such provisions and all of the remaining provisions of this Agreement shall continue in full force and effect.

     (d) This Agreement shall be governed by and construed in accordance with the internal, domestic laws of the State of Nevada, USA.

     (e) For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered by registered mail, return receipt requested, postage prepaid, addressed to the named Executive at the address set forth below under his signature; provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

     (f) Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     (g) Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

     (i) This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

12. Legal and Equitable Remedies:

     Because the Executive's services are personal and unique, and because the Executive will have access to and become acquainted with Proprietary and Confidential Information of Company, Company will have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief in any court of competent jurisdiction, without prejudice to any other rights and remedies that Company may have for a breach of this Agreement.

13. Resolution of Disputes.

     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively in the Canton of Geneva.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

EXECUTIVE	COMPANY
Anavex Life Sciences Corp.

BY:	BY:
“Herve de Kergrohen”	“Harvey Lalach”

Herve de Kergrohen	NAME: Harvey Lalach
--------------------------
TITLE: President & Director
--------------------------
ADDRESS:

SCHEDULE 1

STOCK OPTION AGREEMENT

     This Stock Option Agreement is made as of June 12, 2009 by and between Anavex Life Sciences Corp. (the “Corporation”), and Herve de Kergrohen (the “Optionee”).

RECITALS

     A. The Corporation and the Optionee have entered into a Consulting Agreement dated as of June 12, 2009 (the “Consulting Agreement”) that provides for the grant of stock options to the Optionee to purchase shares of the Corporation’s common stock (the “Shares”). The stock options granted herein are being granted pursuant to the Consulting Agreement.

NOW THEREFORE, specifically incorporating these recitals herein, it is agreed as follows:

AGREEMENT

GRANT OF OPTIONS

     NUMBER OF SHARES. Subject to the terms and conditions of this Agreement and the Employment Agreement, the Corporation grants to Optionee, Options to purchase 700,000 (seven hundred thousand) shares of the Corporation (the “Option Shares”).

     EXERCISE PRICE. $2.25

     TERM. The Expiration Date for all Options shall be June 12 , 2014.

     VESTING. The Options granted herein vest in accordance with the milestones set out below:

     233,334 at at June 12, 2010
     233,333 at one or more compounds enter Phase 2 trial
     233.333 at one or more compounds enter Phase 3 trial

     CONDITIONS OF OPTION. The Options may be exercised immediately upon vesting, subject to the terms and conditions as set forth in this Agreement and the Consulting Agreement.

EXERCISE OF OPTION

     DATE EXERCISABLE. The Options shall become exercisable by Optionee in accordance with the vesting terms as above.

     MANNER OF EXERCISE OF OPTIONS AND PAYMENT FOR COMMON STOCK. The Options may be exercised by the Optionee, in whole or in part, by giving written notice to the Secretary of the Corporation, setting forth the number of Shares with respect to which Options are being exercised. The purchase price of the Option Shares upon exercise of the Options by the Optionee shall be paid in full in cash.

     STOCK CERTIFICATES. Promptly after any exercise in whole or in part of the Options by Optionee, the Corporation shall deliver to Optionee a certificate or certificates for the number of Shares with respect to which the Options were so exercised, registered in Optionee’s name.

NONTRANSFERABILITY

     RESTRICTION. The Options are not transferable by Optionee.

NO RIGHTS AS SHAREHOLDER PRIOR TO EXERCISE

     Optionee shall not be deemed for any purpose to be a shareholder of Corporation with respect to any shares subject to the Options under this Agreement to which the Options shall not have been exercised.

CHANGE OF CONTROL

Upon sale or change in shareholder control of the Company all outstanding options issued to Optionee shall vest.

ADJUSTMENTS

     NO EFFECT ON CHANGES IN CORPORATION’S CAPITAL STRUCTURE. The existence of the Options shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any adjustments, recapitalization, reorganization, or other changes in the Corporation’s capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or preference stocks ahead of or affecting the Option Shares, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     ADJUSTMENT TO OPTION SHARES. The Option Shares are subject to adjustment upon recapitalization, reclassification, consolidation, merger, reorganization, stock dividend, reverse or forward stock split and the like. If the Corporation shall be reorganized, consolidated or merged with another corporation, Optionee shall be entitled to receive upon the exercise of the Option the same number and kind of shares of stock or the same amount of property, cash or securities as Optionee would have been entitled to receive upon the happening of any such corporate event as if Optionee had been, immediately prior to such event, the holder of the number of Shares covered by the Option.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Anavex Life Sciences Corp.

____________________________
Name: Harvey Lalach
Title: President

The undersigned Optionee hereby acknowledges receipt of an executed original of this Stock Option Agreement, accepts the Options granted there under, and agrees to the terms and conditions thereof and the related Consulting Agreement.

OPTIONEE

____________________________
Herve de Kergrohen

Anavex Life Sciences Corp.

NOTICE OF EXERCISE OF STOCK OPTION

The undersigned hereby exercises the Stock Options granted by Anavex Life Sciences Corp. and seeks to purchase ____________________ shares of Common Stock of the Corporation pursuant to said Options. The undersigned understands that this exercise is subject to all the terms and provisions of the Stock Option Agreement dated as of June 12, 2009 and of the Employment Agreement referred to therein.

Enclosed is a check in the sum of US $_____________________ in payment for such shares.

____________________
Signature of Optionee

Date:____________________